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                                                             EXHIBIT (H)(31)(C)

                         AMENDMENT NO. 9 TO AGREEMENT

This Amendment is made as of this 1st day of December 2008 by and between VAN KAMPEN ASSET MANAGEMENT ("Adviser") and AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL") for the purposes of amending the Agreement dated January 1, 2000 ("Agreement").

WHEREAS, the Adviser and AGL desire to amend and restate SCHEDULE ONE and SCHEDULE TWO to the Agreement.

NOW, THEREFORE, the Adviser and AGL hereby amend the Agreement as follows:

    1. SCHEDULE ONE is hereby amended and restated, and replaced in its entirety by the SCHEDULE ONE attached hereto.

    2. SCHEDULE TWO is hereby amended and restated, and replaced in its entirety by the SCHEDULE TWO attached hereto.

    3. All capitalized terms used in this Amendment No. 9 shall have the meaning assigned in the Agreement. Except as set forth in this Amendment No. 9, no other modifications or changes are made to the Agreement.

    4. This Amendment No. 9 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will be deemed one and the same document.

IN WITNESS WHEREOF, the Adviser and AGL have caused this Amendment No. 9 to be executed in their names and on their behalf and through their duly authorized offices, as of the date first above written.

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:     -----------------------------
Name:   -----------------------------
Title:  -----------------------------

Attest: -----------------------------
Name:   -----------------------------
Title:  -----------------------------

[CORPORATE SEAL]

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VAN KAMPEN ASSET MANAGEMENT INC.

By:      -----------------------------
Name:    -----------------------------
Title:   -----------------------------

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                                 SCHEDULE ONE

INVESTMENT COMPANY NAME:              FUND NAME(S):
------------------------              -------------

Van Kampen Life Investment Trust      Capital Growth Portfolio - Class I Shares
                                      (formerly Strategic Growth Portfolio -
                                      Class I Shares)
                                      Enterprise Portfolio - Class I Shares
                                      Government Portfolio - Class I Shares
                                      Growth and Income Portfolio - Class I
                                      Shares
                                      Money Market Portfolio Class I Shares

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                                 SCHEDULE TWO

                               LIST OF CONTRACTS

1. Variety Plus Combination Fixed and Variable Annuity Contract, Form Nos. 91010, 91011, 93020, 93021

2.  Variable Annuity Contracts, Form Nos. 74010, 74011, 76010, 76011, 80010,
    80011, 81010, 81011, 83010, 83011

3.  Platinum Investor I and Platinum Investor II, Form Nos. 97600 and 97610

4.  Platinum Investor Variable Annuity, Form No. 98020

5.  Corporate America Variable Life Insurance, Form No. 99301

6.  Platinum Investor Survivor VUL; Form No. 99206

7.  The ONE VUL Solution; Form No. 99615

8.  AG Legacy Plus VUL, Form No. 99616

9.  Generations Variable Annuity; Form Nos. 95020 and 95021

10. Platinum Investor III VUL, Form No. 00600

11. Platinum Investor Survivor II VUL, Form No. 01206

12. Platinum Investor PLUS VUL, Form No. 02600

13. Platinum Investor FlexDirector VUL, Form No. 03601

14. Platinum Investor Immediate VA, Form No. 03017

15. Platinum Investor IV VUL, Form No. 04604

16. Platinum Investor VIP VUL, Form No. 05604

17. AIG Corporate Investor VUL Variable Life Insurance, Form No. 99301

18. AIG Income Advantage VUL Variable Life Insurance, Form No. 07704

19. AIG Protection Advantage VUL Variable Life Insurance, Form No. 07921

20. AIG Income Advantage Select Variable Life Insurance, Form No. 08704

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                                 SCHEDULE TWO

                         LIST OF CONTRACTS (CONTINUED)

21.  Survivor Advantage(SM) VUL, Form No. 08921

22.  Corporate Investor Select(SM) VUL, Form No. 08301